As filed with the Securities and Exchange Commission on August 7, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Freeport-McMoRan Inc.

(Exact name of registrant as specified in its charter)

Delaware	74-2480931
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

333 North Central Avenue

Phoenix, AZ 85004-2189

(602) 366-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Monique A. Cenac

Assistant General Counsel and Corporate Secretary

Freeport-McMoRan Inc.

333 North Central Avenue

Phoenix, AZ 85004-2189

(602) 366-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Alexandra C. Layfield Jones Walker LLP 455 North Boulevard, Suite 800 Baton Rouge, LA 70802-5747 (225) 248-2000	Victoria J. Bagot Jones Walker LLP 201 St. Charles Avenue, Suite 5100 New Orleans, LA 70130 (504) 582-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus

Freeport-McMoRan Inc.

Common Stock, Preferred Stock, Debt Securities, Warrants,

Purchase Contracts and Units

We may offer and sell from time to time common stock, preferred stock, debt securities, warrants, purchase contracts or units in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We may offer and sell these securities to or through one or more agents, underwriters or dealers or directly to one or more purchasers, including existing stockholders, on a continuous or delayed basis. In addition, certain selling securityholders to be identified in applicable prospectus supplements may offer and sell these securities from time to time, in amounts, at prices and on terms that will be determined at the time the securities are offered.

Our common stock is listed on the New York Stock Exchange under the trading symbol “FCX.”

You should read carefully this prospectus, any accompanying prospectus supplement and any related free writing prospectus, together with the documents we incorporate by reference herein and therein, which will describe the specific terms of these securities, before you invest. Investing in our securities involves risks. See “Risk Factors” on page 1 of this prospectus and in the applicable prospectus supplement and the risks factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is August 7, 2024.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any prospectus supplement we prepare or authorize and in any related free writing prospectus or other information to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. You should assume that the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free writing prospectus filed by us with the United States (“U.S.”) Securities and Exchange Commission (the “SEC”) is only accurate as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates. References to “Freeport,” “FCX,” “Company,” “we,” “us,” “our” and “ours” in this prospectus mean Freeport-McMoRan Inc. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. When we refer to “you,” we mean the potential holders of the applicable securities.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we or the selling securityholders, as applicable, may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or the selling securityholders, as applicable, may offer and sell. Each time we or the selling securityholders, as applicable, sell securities pursuant to this prospectus, we will provide a prospectus supplement to this prospectus and, if applicable, a free writing prospectus, that will contain specific information about the offering and the terms of the particular securities to be offered. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus or incorporated by reference therein, as applicable. You should carefully read both this prospectus and any accompanying prospectus supplement and any free writing prospectus together with additional information described under the heading “Where You Can Find More Information.” Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

This prospectus and the information incorporated by reference herein contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainties. Before you invest in our securities you should carefully consider those risk factors described under, but not limited to, the heading “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference herein or therein, in evaluating an investment in our securities. If any of these risks occur, they may have a material adverse impact on our business, financial performance, stock price, results of operations, operating flexibility, reputation, costs or liabilities and you could lose part or all of your investment. Other risks not presently known to us or that we currently believe are immaterial may materially affect our business if they occur. Moreover, these risks are not all of the risks we may face and there may be other risks not presently known to us or that we currently believe are immaterial or general risks that apply to all companies operating in the United States and globally, which may emerge or become material. Please read “Information Concerning Forward-Looking Statements.”

OUR COMPANY

Freeport is a leading international metals company with the objective of being foremost in copper. Headquartered in Phoenix, Arizona, we operate large, long-lived, geographically diverse assets with significant proven and probable mineral reserves of copper, gold and molybdenum. We are one of the world’s largest publicly traded copper producers. Our portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; and significant operations in North America and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru.

Our principal executive offices are located at 333 North Central Avenue, Phoenix, Arizona 85004-2189, and our telephone number at that address is (602) 366-8100. We maintain a website at fcx.com, where general information about us is available. Our website is for information only and the contents of our website or information connected thereto are not incorporated in, or otherwise to be regarded as part of, this prospectus or any prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes. This may include, among other things, working capital, financing of capital expenditures and acquisitions, repayment or refinancing of existing indebtedness or other corporate obligations and other business opportunities; however, we do not currently have any specific planned uses of net proceeds. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement.

Unless otherwise indicated in a prospectus supplement, in the case of a sale by a selling securityholder, we will not receive any of the proceeds from such sale.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the securities that we or certain selling securityholders to be identified in a prospectus supplement may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and any accompanying prospectus supplement contain the material terms of the securities being offered. The terms of the securities offering, including the initial offering price and the net proceeds to us, will be set forth in the prospectus supplement, or in other filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference.

DESCRIPTION OF CAPITAL STOCK

For a complete statement of the terms and rights of our capital stock, you should refer to the applicable provisions of our certificate of incorporation, by-laws and the documents that we have incorporated by reference, including the description of capital stock contained in the registration statement on Form 8-A, as updated by Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and any amendment, report or exhibit filed for the purpose of updating such description, copies of which are exhibits to the registration statement of which this prospectus forms a part, or which are incorporated herein by reference. See “Where You Can Find More Information” below.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities of us. The debt securities that are sold may be convertible or exchangeable into our common stock or any of the other securities that may be sold pursuant to this prospectus. The debt securities will be issued under one or more separate indentures between us and U.S. Bank Trust Company, National Association, as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to as an “indenture.” The material terms of any indenture will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal or face amount of the securities or portion thereof to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of such depositary or any successors of such depositary or nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by such participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of beneficial owners holding through such participants. The laws of some states may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person beneficially owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of the beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of FCX, the trustees, the warrant agents, the unit agents or any other agent of FCX, agent of the trustees, agent of the warrant agents or agent of the unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property for holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time request that the securities of any series no longer be represented by a global security in accordance with DTC’s withdrawal procedures and will issue securities in definitive form in exchange for such global security pursuant to the procedure described above.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will acquire from time to time from us, securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each of the selling securityholders and the number of shares of our common stock beneficially owned by such selling securityholder that are covered by such prospectus supplement.

PLAN OF DISTRIBUTION

We and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination of the following ways) from time to time:

•	through underwriters or dealers, whether individually or through an underwriting syndicate led by one or more managing underwriters;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents; or

•	through any other methods described in a prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us and/or the selling securityholders, if applicable, to indemnification by us and/or the selling securityholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than our common stock, which is listed on the New York Stock Exchange. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common stock, may or may not be listed on a national securities exchange.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at sec.gov and our website at fcx.com. However, except for the information specifically incorporated by reference herein as set forth below, the information on the SEC’s website and the information on, or accessible through, our website do not constitute a part of this prospectus or any prospectus supplements.

We are “incorporating by reference” into this prospectus specific documents that we filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the documents set forth below, and any future documents that we file (other than information in the documents or filings that is deemed to have been furnished and not filed) with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offerings of all of the securities covered by this prospectus.

We are “incorporating by reference” into this prospectus the following documents:

SEC Filings	Period or Date Filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2023 (including portions of our Definitive Proxy Statement on Schedule 14A filed on April 26, 2024, to the extent specifically incorporated by reference in such Form 10-K).

Quarterly Report on Form 10-Q	Fiscal quarter ended March 31, 2024; and Fiscal quarter ended June 30, 2024.

Current Reports on Form 8-K	February 9, 2024, June 12, 2024 and July 2, 2024.

Description of our capital stock contained in our Registration Statement on Form 8-A	Filed June 29, 1995, as amended by the amendment on Form 8-A/A filed on November 26, 1996, as further amended by the amendment on Form 8-A/A filed on January 26, 2009, as further amended by the amendment on Form 8-A/A filed on August 10, 2015, as further amended by the amendment on Form 8-A/A filed on July 27, 2016, and as updated by Exhibit 4.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, and any amendment, report or exhibit filed for the purpose of updating such description.

We will provide to each person to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference. You can request copies of such documents if you call or write us at the following address or telephone number: Freeport-McMoRan Inc., Attention: Investor Relations, 333 North Central Avenue, Phoenix, Arizona 85004-2189, (602) 366-8100.

This prospectus and the information incorporated by reference herein contain summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by this prospectus. The summaries and descriptions of these agreements contained in this prospectus or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes any statement contained herein. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and any related free writing prospectus we prepare or authorize, including the documents incorporated by reference herein and therein, may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking information is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus or any accompanying prospectus supplement or may be incorporated into this prospectus, any accompanying prospectus supplement or any related free writing prospectus we prepare or authorize by reference to other documents. Representatives of FCX may also make forward-looking statements.

Forward-looking statements are all statements other than statements of historical facts, such as plans, projections, or expectations relating to business outlook, strategy, goals or targets; global market conditions; ore grades and milling rates; production and sales volumes; unit net cash costs (credits) and operating costs; capital expenditures; operating plans (including mine sequencing); cash flows; liquidity; PT Freeport Indonesia’s (“PT-FI”) commissioning and ramp up of its new smelter and completion and full production at the precious metals refinery (“PMR”); potential extension of PT-FI’s special mining license (“IUPK”) beyond 2041; export licenses; export duties; export volumes; timing of shipments of inventoried production; our commitment to deliver responsibly produced copper and molybdenum, including plans to implement, validate and maintain validation of our operating sites under specific frameworks; execution of our energy and climate strategies and the underlying assumptions and estimated impacts on our business and stakeholders related thereto; achievement of 2030 climate targets and 2050 net zero aspiration; improvements in operating procedures and technology innovations and applications; exploration efforts and results; development and production activities, rates and costs; future organic growth opportunities; tax rates; the impact of copper, gold and molybdenum price changes; the impact of deferred intercompany profits on earnings; mineral reserve and mineral resource estimates; final resolution of settlements associated with ongoing legal and environmental proceedings; debt repurchases; and the ongoing implementation of our financial policy and future returns to shareholders, including dividend payments (base or variable) and share repurchases. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “could,” “to be,” “potential,” “assumptions,” “guidance,” “aspirations,” “future,” “commitments,” “pursues,” “initiatives,” “objectives,” “opportunities,” “strategy” and any similar expressions are intended to identify those assertions as forward-looking statements. The declaration and payment of dividends (base or variable), and timing and amount of any share repurchases are at the discretion of our board of directors (the “Board”) and management, respectively, and are subject to a number of factors, including not exceeding our net debt target, capital availability, our financial results, cash requirements, global economic conditions, changes in laws, contractual restrictions and other factors deemed relevant by our Board or management, as applicable. Our share repurchase program may be modified, increased, suspended or terminated at any time at the Board’s discretion.

We caution readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause our actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, supply of and demand for, and prices of the commodities we produce, primarily copper; PT-FI’s ability to continue to export and sell copper concentrates and anode slimes through full ramp-up of its new downstream processing facilities; changes in export duties; achieving full ramp-up of new downstream processing facilities; completion and full production at the PMR; production rates; timing of shipments; price and availability of consumables and components we purchase as well as constraints on supply and logistics, and transportation services; changes in our cash requirements, financial position, financing or investment plans; changes in general market, economic, geopolitical, regulatory or industry conditions; reductions in liquidity and access to capital; changes in tax laws and regulations; political and social risks, including the potential effects of violence in Indonesia, civil unrest in Peru, and relations with local communities and Indigenous Peoples; operational risks inherent in mining, with higher inherent risks in underground mining; mine sequencing; changes in mine plans or operational modifications, delays, deferrals or cancellations, including the ability to smelt and refine; results of technical, economic or feasibility studies; potential inventory adjustments; potential impairment of long-lived mining assets; satisfaction of requirements in accordance with PT-FI’s IUPK to extend mining rights from 2031 through 2041; process relating to the extension of PT-FI’s IUPK beyond 2041; cybersecurity risks; any major public health crisis; labor relations, including labor-related work stoppages and increased costs; compliance with applicable environmental, health and safety laws and regulations; weather- and climate-related risks; environmental risks, including availability of secure water supplies; litigation results; tailings management; our ability to comply with our responsible production commitments under specific frameworks and any changes to such frameworks and other factors described in more detail under the heading “Risk Factors” contained in Part I, Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our subsequent filings with the SEC.

Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made, including for example commodity prices, which we cannot control, and production volumes and costs or technological solutions and innovations, some aspects of which we may not be able to control. Further, we may make changes to our business plans that could affect our results. We undertake no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes.

Estimates of mineral reserves and mineral resources are subject to considerable uncertainty. Such estimates are, to a large extent, based on metal prices for the commodities we produce and interpretations of geologic data, which may not necessarily be indicative of future results or quantities ultimately recovered. This prospectus, including the documents incorporated by reference herein, may also include forward-looking statements regarding mineral resources not included in proven and probable mineral reserves. A mineral resource, which includes measured, indicated and inferred mineral resources, is a concentration or occurrence of material of economic interest in or on the Earth’s crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction. Such a deposit cannot qualify as recoverable proven and probable mineral reserves until legal and economic feasibility are confirmed based upon a comprehensive evaluation of development and operating costs, grades, recoveries and other material modifying factors. Accordingly, no assurance can be given that the estimated mineral resources will become proven and probable mineral reserves.

LEGAL MATTERS

In connection with particular offerings of securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed on for us by Jones Walker LLP or counsel named by us in the applicable prospectus supplement, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of FCX appearing in FCX’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of FCX’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited consolidated interim financial information of FCX for the three-month periods ended March 31, 2024 and 2023, and for the three- and six-month periods ended June 30, 2024 and 2023, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 8, 2024, and August 7, 2024, included in FCX’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, respectively, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

Information relating to FCX and its subsidiaries’ material mines, as defined under the disclosure requirements of Subpart 1300 of Regulation S-K, contained in the documents incorporated by reference herein was derived from the technical report summaries prepared by, and has been incorporated by reference upon the authority of, the following Qualified Persons, each a Freeport employee:

•	Paul Albers, P.Geo., RM-SME (with respect to Cerro Verde Mine and Morenci Mine)
•	Ian Edgar, RM-SME (with respect to Grasberg Minerals District)
•	Leonard Hill, RM-SME (with respect to Morenci Mine)
•	Andrzej (Andrew) H. Issel, P.Geo., RM-SME (with respect to Grasberg Minerals District)
•	Erik David Seymour, RM-SME (with respect to Grasberg Minerals District)
•	Michael Snihurowych, RM-SME (with respect to Cerro Verde Mine)
•	Jacklyn Steeples, RM-SME (with respect to Cerro Verde Mine and Morenci Mine)
•	Luis Tejada, Prof. Eng. Peru, RM-SME (with respect to Cerro Verde Mine and Morenci Mine)
•	James Young, P.Eng., RM-SME (with respect to Cerro Verde Mine and Morenci Mine)

Such descriptions have been incorporated by reference herein upon the authority of each Qualified Person as an expert with respect to the matters covered by such technical report summary and in giving such technical report summary.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses (other than underwriting discounts and commissions) payable by Freeport-McMoRan Inc. (“FCX” or the “Registrant”) in connection with the offerings described in this registration statement.

SEC registration fee	$	*
Transfer agent and trustee fees and expenses	$	**
Printing and engraving fees and expenses	$	**
Accounting fees and expenses	$	**
Legal fees and expenses	$	**
Rating agency fees	$	**
Miscellaneous	$	**

Total	$	**

*	In accordance with Rules 456(b) and 457(r) of the Securities Act, we are deferring payment of the registration fee for the securities offered.
**

The amount of securities and number of offerings are indeterminable so the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in any applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the FCX certificate of incorporation includes a provision that eliminates the personal liability of FCX’s directors and officers for monetary damages for breach of fiduciary duty as a director or officer, respectively, except for liability (1) for any breach of the director’s or officer’s duty of loyalty to FCX or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) of a director under Section 174 of the Delaware General Corporation Law, (4) for any transaction from which the director or officer derived an improper personal benefit, or (5) of an officer in any action by or in the right of the corporation.

In addition, the FCX certificate of incorporation and bylaws provide for mandatory indemnification rights, to the fullest extent permitted by applicable law, to any director or officer who (because of the fact that he or she is or was FCX’s director or officer) is involved in a legal proceeding of any nature. These indemnification rights include reimbursement for expenses incurred by FCX’s director or officer in advance of the final disposition of a proceeding according to applicable law.

The indemnification provisions in the FCX certificate of incorporation and bylaws may be sufficiently broad to permit indemnification of FCX’s directors and officers for liabilities arising under the Securities Act.

FCX also provides insurance from commercial carriers against some liabilities incurred by FCX’s directors and officers.

Item 16. Exhibits

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.	Document

1.1*	Form of Underwriting Agreement.

3.1	Composite Certificate of Incorporation of Freeport-McMoRan Inc., effective as of June 11, 2024 (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q (File No. 001-11307-01) filed August 7, 2024).

3.2	Amended and Restated By-Laws of Freeport-McMoRan Inc., effective as of June 11, 2024 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-11307-01) filed June 12, 2024).

4.1	Description of Common Stock of Freeport-McMoRan Inc. (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q (File No. 001-11307-01) filed August 7, 2024).

4.2	Form of Indenture for Senior Debt Securities.

4.3	Form of Indenture for Subordinated Debt Securities.

4.4*	Form of Senior Debt Security.

4.5*	Form of Subordinated Debt Security.

4.6*	Form of Warrant Agreement.

4.7*	Form of Warrant Certificate.

4.8*	Form of Purchase Contract Agreement.

4.9*	Form of Purchase Contract.

4.10*	Form of Unit Agreement.

4.11*	Form of Unit Certificate.

4.12	Form of Certificate representing shares of common stock, par value $0.10 (incorporated by reference to Exhibit 3 to the Registration Statement on Form 8-A/A (File No. 001-11307-01) filed August 10, 2015).

5.1	Opinion of Jones Walker LLP.

15.1	Letter regarding Unaudited Interim Financial Statements.

23.1	Consent of Jones Walker LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

23.3	Consents of Qualified Persons for Technical Report Summary of Mineral Reserves and Mineral Resources for Cerro Verde Mine.

23.4	Consents of Qualified Persons for Technical Report Summary of Mineral Reserves and Mineral Resources for Grasberg Minerals District.

23.5	Consents of Qualified Persons for Technical Report Summary of Mineral Reserves and Mineral Resources for Morenci Mine.

24.1	Powers of Attorney of Freeport-McMoRan Inc. (included on the signature page of this Registration Statement).

Exhibit No.	Document

25.1	Statement of Eligibility of U.S. Bank Trust Company, National Association on Form T-1 for Senior Debt Securities Indenture and Subordinated Debt Securities Indenture.

96.1	Technical Report Summary of Mineral Reserves and Mineral Resources for Cerro Verde Mine, effective as of December 31, 2022 (incorporated by reference to Exhibit 96.1 to the Annual Report on Form 10-K (File No. 001-11307-01) filed February 15, 2023).

96.2	Technical Report Summary of Mineral Reserves and Mineral Resources for Grasberg Minerals District, effective as of December 31, 2022 (incorporated by reference to Exhibit 96.2 to the Annual Report on Form 10-K (File No. 001-11307-01) filed February 15, 2023).

96.3	Technical Report Summary of Mineral Reserves and Mineral Resources for Morenci Mine, effective as of December 31, 2023 (incorporated by reference to Exhibit 96.3 to the Annual Report on Form 10-K (File No. 001-11307-01) filed February 16, 2024).

107	Filing Fee Table.

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of FCX’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on August 7, 2024.

Freeport-McMoRan Inc.

By:	/s/ Kathleen L. Quirk
Kathleen L. Quirk
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kathleen L. Quirk, Maree E. Robertson and Douglas N. Currault II, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on August 7, 2024.

Signature	Title

/s/ Kathleen L. Quirk Kathleen L. Quirk	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Maree E. Robertson Maree E. Robertson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Ellie L. Mikes Ellie L. Mikes	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Richard C. Adkerson Richard C. Adkerson	Chairman of the Board

/s/ David P. Abney David P. Abney	Director

/s/ Marcela E. Donadio Marcela E. Donadio	Director

/s/ Robert W. Dudley Robert W. Dudley	Director

S-1

Signature	Title

/s/ Hugh Grant Hugh Grant	Director

/s/ Lydia H. Kennard Lydia H. Kennard	Director

/s/ Ryan M. Lance Ryan M. Lance	Director

/s/ Sara Grootwassink Lewis Sara Grootwassink Lewis	Director

/s/ Dustan E. McCoy Dustan E. McCoy	Director

/s/ John J. Stephens John J. Stephens	Director

/s/ Frances Fragos Townsend Frances Fragos Townsend	Director

S-2